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Exhibit 10.16

UAL CORPORATION

EMPLOYEE STOCK OWNERSHIP PLAN

TRUST AGREEMENT

Between

UAL CORPORATION

and

STATE STREET BANK AND TRUST COMPANY

July 12, 1994

UAL CORPORATION

EMPLOYEE STOCK OWNERSHIP PLAN

TRUST AGREEMENT

    THIS AGREEMENT has been made as of the 12th day of July, 1994, between UAL CORPORATION, a corporation organized under the laws of the State of Delaware with its principal place of business in Elk Grove Township, Illinois (hereinafter referred to as the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company with its principal place of business at 225 Franklin Street, Boston, Massachusetts (hereinafter referred to as the "Trustee").

RECITALS

    WHEREAS, the Company has adopted the UAL Corporation Employee Stock Ownership Plan (the "Plan") for the benefit of certain employees of the Company and its Affiliates; and

    WHEREAS, the Plan consists of two portions, a "leveraged" portion (Part A) that is intended to be an employee stock ownership plan and an "unleveraged" portion (Part B); and

    WHEREAS, Part A consists of both a stock bonus plan component and a money purchase pension plan component and Part B consists solely of a stock bonus component; and

    WHEREAS, the Plan provides for the establishment of a trust (the "Trust") to hold, invest and administer amounts contributed under both Part A and Part B of the Plan; and

    WHEREAS, in order to effectuate the Plan, the Company desires to establish a Trust, designed to meet the applicable requirements of the Internal Revenue Code of 1986, as amended (the "Code"), and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and

    WHEREAS, Part A and Part B are intended to qualify under Section 401 (a) of the Code and Part A is intended to qualify under Section 4975(e)(7) of the Code and to meet the requirements of Section 4975(d)(3) of the Code, and the Trust is intended to be exempt from federal income taxation under Section 501(a) of the Code; and

    WHEREAS, the authority to manage and control the operation and administration of the Plan is vested in the UAL Employee Stock Ownership Plan ESOP Committee, as named fiduciary as provided in the Plan, which named fiduciary shall have such authorities and shall be subject to such duties with respect to the Trust as are specified in this Agreement and the Plan; and

    WHEREAS, cash, property and/or Company Stock (as hereinafter defined) will from time to time be contributed to or purchased by the Trustee, which assets, as and when received by the Trustee, will constitute a trust fund to be held for the exclusive benefit of the participating employees under the Plan or their beneficiaries and to defray reasonable expenses of administering the Plan; and

    WHEREAS, the Company desires the Trustee to hold and administer such trust fund and the Trustee is willing to hold and administer such trust fund pursuant to the terms of this Agreement:

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and intending to be legally bound hereby, the Company and the Trustee do hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

Definitions. All defined terms used herein have the meaning assigned to them in the Plan, except as otherwise provided herein, and unless the context otherwise requires or unless specifically provided, all provisions of this Agreement shall apply to both Part A and Part B. The following terms as used in this Agreement have the meaning indicated unless the context requires otherwise:

1.1 "Affiliate" means any corporation, trade or business, which, at the time of reference, is together with the Company, a member of a controlled group of corporations, a group of trades or businesses (whether or not incorporated) under common control or an affiliated service group, as described in Code sections 415(b), 414 (c) and 414(m), respectively, or any other organization treated as a single employer under Code section 414(o); provided, however, that, where the context so requires, the term "Affiliate" shall be construed to give full effect to the provisions of Code sections 409(1)(4) and 415(h).

1.2 "Acquisition Loan" means a loan (or other extension of credit, including an installment obligation to a party in interest (as defined in ERISA Section 3(14)) incurred by the Trustee in connection with the purchase of Qualifying Employer Securities.

1.3 "Beneficiary" means the person or persons to whom a deceased Participant's benefits are payable under the Plan.

1.4 "Board of Directors" means the Board of Directors of the Company.

1.5 "Company" means UAL Corporation and any successor thereto.

1.6 "Company Stock" means anystock issued by the Company (or a corporation which is a member of the same controlled group) which meet the requirements of Section 407 of ERISA or Section 409(1) of the Code.

1.7 "Employee Group" means "Employee Group" as defined in the Plan.

1.8 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all successor laws thereto.

1.9 "ESOP Committee" means the committee appointed to administer the Plan pursuant to Section 11 thereof.

1.10 "Fund" means the contributions of cash or property reasonably acceptable to the Trustee, including, but not limited to, Company Stock deposited with or purchased by the Trustee and held under this Trust by the Trustee, any property into which the same or any part thereof may from time to time be converted, and any appreciation therein or income thereon less any depreciation therein, any losses thereon and any distributions or payments therefrom.

1.11 "Participant" means an employee of the Company or any Affiliate or any other person who has an account balance under the Plan.

1.12 "Prohibited Transaction" means a prohibited transaction under Sections 406 of ERISA and/or Section 4975(c)(1) of the Code which is not exempt under Section 408 of ERISA or Sections 4975(c)(2) or 4975(d) of the Code, as the case may be.

1.13 "Qualifying Employer Securities" means shares of stock, common or preferred, issued by the Company (or a corporation which is a member of the same controlled group) which meets the requirements of Section 409(1) of the Code.

ARTICLE II

ESTABLISHMENT OF THE TRUST

2.1 The Company hereby establishes with the Trustee a trust for the purpose of holding and administering the Fund in accordance with this Agreement.

2.2 Notwithstanding anything to the contrary in this Agreement, or in any amendment thereto, except as otherwise provided under ERISA, the Company, the ESOP Committee and the Trustee shall discharge their respective duties with respect to the Fund for, and the Fund shall be used solely for and not diverted from, the exclusive purposes of providing benefits for Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Notwithstanding the preceding sentence, however, contributions shall be returned by the Trustee to the Company at the direction of the ESOP Committee if (i) the ESOP Committee certifies in writing to the Trustee that one or more of the circumstances listed below exist and (ii) prior to any such return of contributions, appropriate arrangements shall have been made to protect the substantive rights of each Employee Group under the Plan:

2.2.1 if a contribution is made by the Company by reason of a mistake of fact, the contribution or the then current value thereof, if less, shall be returned to the Company without interest within one year after it was paid to the Trustee;

2.2.2. if the deduction of a contribution is disallowed by the Internal Revenue Service, the contribution, or the then current value thereof, if less, to the extent the deduction is disallowed shall be returned to the Company without interest within one year after the disallowance; and

2.2.3. if the initial qualification of the Plan under Sections 401, 409 and 4975(e)(7) of the Code is denied, the entire Fund or the then current value thereof, if less, shall be returned to the Company without interest within one year after such qualification has been denied.

 2.3 The Trustee shall receive any contributions paid to it in cash, in Company Stock or in other property acceptable to it. All contributions so received, together with the income therefrom and any other increment thereon, shall be held, managed and administered by the Trustee pursuant to the terms of this Agreement without distinction between principal and income and without liability for the payment of interest thereon. The Trustee shall not be responsible for the collection of any contributions to the Plan, or for the determination of the amount or frequency of any contribution required by the Plan or the provisions of the Code or ERISA, which responsibilities shall be borne solely by the ESOP Committee.

ARTICLE III

POWERS OF TRUSTEE

3.1 The Trustee shall maintain books of account and records with respect to the Fund. The Fund shall be held by the Trustee in trust and dealt with in accordance with the provisions of this Agreement. The Trustee shall take all action necessary to implement any written directions received from the ESOP Committee and shall conform to procedures established by the ESOP Committee for disbursement of funds in accordance with the terms of the Plan.

3.2 It shall be the duty of the Trustee (a) to hold, invest and reinvest the Fund in accordance with the provisions of this Agreement, and (b) to pay moneys therefrom in accordance with the written directions of the ESOP Committee.

3.3 Subject to Paragraphs 3.6, 3.7 and 3.8, at the direction of the ESOP Committee, the Trustee shall invest the assets of the Fund exclusively in Company Stock (except for di minimis investments in cash or cash equivalents pending investment in Company Stock or pending distributions to Participants); provided, however, that the portion of the Fund attributable to Part A of the Plan is intended to be invested primarily in Qualifying Employer Securities. To the extent that Company contributions are made in Company Stock, the Trustee shall retain such Company Stock unless otherwise directed by the ESOP Committee. To the extent Company contributions are made in cash and are not used to pay principal or interest on an Acquisition Loan pursuant to Article X or to pay expenses of the Fund, the Trustee shall, at the direction of the ESOP Committee, acquire Company Stock. If at the time Company Stock is to be purchased, the Company has outstanding more than one class of Company Stock, the ESOP Committee shall direct the Trustee as to which class of Company Stock shall be purchased. Subject to Paragraph 3.8, the Trustee may rely in good faith without liability upon the valuation of Company Stock as determined by the ESOP Committee. The Trustee may also, at the direction of the ESOP Committee, invest the Fund in temporary investments other than Company Stock, may hold such portion of the Fund in such investments as may be required under the investment diversification provision of the Plan, may hold such portion of the Fund uninvested as the ESOP Committee deems advisable for making distributions under the Plan, may invest assets of the Fund in short-term investments bearing a reasonable rate of interest, including without limitation, deposits in, or short-term instruments of, the Trustee, or in one or more short-term collective investment funds administered by the Trustee as trustee thereof for the collective investment of assets of employee pension or profit-sharing trusts, as long as each such collective investment fund constitutes a qualified trust under the applicable provisions of the Code (and while any portion of the Fund is so invested, such collective investment funds shall constitute part of the Plan to the extent of such investment, and the instrument creating such funds shall constitute part of this Agreement).

3.4 The Trustee shall have no duty hereunder to determine or inquire into whether any directions received from the ESOP Committee in accordance with the terms of this Agreement represent proper and lawful decisions or result in Prohibited Transactions. The Trustee shall have no duty to review any investment to be acquired, held or disposed of pursuant to such instructions from the ESOP Committee. If the Trustee does not receive written directions with respect to any part of the Fund subject to the ESOP Committee's direction (including, without limitation, income, sale proceeds or contributions), the Trustee shall, pending receipt of such directions, hold and invest such amount in short-term securities as provided in Paragraph 3.3 hereof.

3.5 In addition to, and not in limitation of, the powers now, or which may later become, vested in it, the Trustee shall have the following powers; provided, however, that the Trustee's exercise of such powers shall be consistent with and subject to all other provisions of this Agreement, and provided further that, subject to the provisions of Paragraph 3.6, 3.7, and 3.8, the powers set forth in Paragraphs 3.5.1, 3.5.2, 3.5.3, and 3.5.4 shall be exercised by the Trustee only to the extent and in the manner directed by the ESOP Committee, a Participant or a Beneficiary in accordance with the terms of this Agreement, except as otherwise required by ERISA:

3.5.1 To hold, invest and reinvest the principal or income of the Trust in bonds, common or preferred stock, other securities, or other personal, real or mixed tangible or intangible property, including any securities issued by the Company or its Affiliates (including investment in deposits with Trustee which bear a reasonable interest rate, including without limitation investments in trust savings accounts, certificates of deposit, time certificates or similar investments or deposits maintained by the Trustee);

3.5.2 To exercise voting rights either in person or by proxy, with respect to any securities or other property, and generally to exercise with respect to the Fund all rights, powers and privileges as may be lawfully exercised by any person owning similar property in his own right;

3.5.3 To exercise any options, conversion rights, put rights, or rights to subscribe for additional stocks, bonds or other securities appurtenant to any securities or other property held by it, and to make any necessary payments in connection with such exercise, and to join in, dissent from, and oppose the reorganization, consolidation, recapitalization, liquidation, merger or sale of corporate property with respect to any corporations or property in which it may be interested as Trustee;

3.5.4 To compromise, compound, and settle any debt or obligation owing to or from it as Trustee, and to reduce or increase the rate of interest on, extend or otherwise modify, foreclose upon default, or otherwise enforce any such obligation;

3.5.5 To sue or defend suits or legal proceedings to enforce or protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other administrative agency, body or tribunal, provided that the Trustee is indemnified to the Trustee's satisfaction against liability and expenses;

3.5.6 To hold any property at any place, except that it shall not maintain the indicia of ownership of any assets of the Fund outside the jurisdiction of the district courts of the United States except as permitted by regulations issued by the Secretary of Labor of the United States under ERISA Section 404(b);
3.5.7 To make, execute, acknowledge and deliver assignments, agreements and other instruments;

3.5.8 To register any securities held by it hereunder in its own name or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity, to permit securities or other property to be held by or in the name of others, to hold any securities in bearer form and to deposit any securities or other property in a depository, clearing corporation or similar corporation, either domestic or foreign; provided, however, that the records of the Trustee shall at all times show that any such property held or registered in the name of another is part of the Fund;

3.5.9 To employ legal counsel, brokers and other advisors, agents or employees to perform services for the Fund or to advise it with respect to its duties and obligations under this Agreement and in connection with the Trust, and to pay them reasonablecompensation from the Fund, to the extent not paid directly by the Company or an Affiliate;

3.5.10 In accordance with the applicable provisions of the Plan and subject to Paragraph 3.8, to obtain an Acquisition Loan in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Trust, and, in connection therewith, to issue its promissory note as Trustee, to pledge any securities or other property of the Fund for the repayment of such Acquisition Loan and to repay from time to time the principal and interest on, and to take any other action with respect to, such Acquisition Loan; provided that if such Acquisition Loan is from, or guaranteed by, a "party of interest" within the meaning of Section 3(14) of ERISA, the requirements of Article X shall be satisfied;

3.5.11 To open and make use of banking accounts including checking accounts, which accounts, if bearing a reasonable rate of interest or if checking accounts, may be with the Trustee.
  3.6 Voting of Company Stock 3.6.1 Allocated Shares. Each Participant (or Beneficiary) as a named fiduciary within the meaning of ERISA section 403(a)(1), in accordance with the procedures hereinafter set forth, may direct the Trustee with respect to the votes of the shares of Company Stock allocated to his ESOP Stock Account, and the Trustee shall follow the directions of those Participants (and Beneficiaries) who provide timely instructions to the Trustee; provided that, notwithstanding the foregoing, the Trustee shall vote the shares of Company Stock allocated to the Part B Accounts of the Participants who are (or were) members of the ALPA Employee Group but who are not Employees (or allocated to the Part B Accounts of their Beneficiaries.)

  3.6.2 Unallocated and Uninstructed Shares.

(i) Part A. Each active Participant (which shall be defined for purposes of Sections 3.6 and 3.7 to mean a Participant who is an Employee) who directed the Trustee with respect to the shares allocated to his Account under Part A in accordance with Section 3.6.1 may, again as a named fiduciary, direct the Trustee with respect to a portion of both the number of shares of Company Stock held in the Loan Suspense Account and the number of such shares allocated to any Participant's Account under Part A for which no instructions were timely received by the Trustee. Such portion shall be determined as follows:

(A) Such portion shall be limited to the sum of: (I) the number of shares of Company Stock held in the Loan Suspense Account reserved for allocation to such Participant's Employee Group, plus (ii) the number of shares of Company Stock allocated to the Accounts of Participants in such Participant's Employee Group under Part A for which no instructions were timely received.

(B) The number of shares of Company Stock determined under clause (i)(A) shall be multiplied by a fraction, the numerator of which is the number of shares of Company Stock allocable to Part A that such Participant directed the Trustee in accordance with Section 3.6.1 and the denominator of which is the aggregate number of shares allocable to Part A that were directed by active Participants in the same Employee Group in accordance with Section 3.6.1.

(C) Such Participant, as a named fiduciary, shall be entitled to direct the Trustee with respect to the number of shares determined under clause (i)(B).

(ii) Part B. Each active Participant who directed the Trustee with respect to shares allocated to his Account under Part B in accordance with Section 3.6.1(a) may, again as a named fiduciary, direct the Trustee with respect to a portion of the number of such shares allocated to any Participant's Account under Part B for which no instructions were timely received by the Trustee. Such portion shall be determined as follows:

(A) Such portion shall be limited to the number of shares of Company Stock allocated to the Accounts of Participants in such Participant's Employee Group under Part B for which no instructions were timely received.

(B) The number of shares of Company Stock as determined under clause (ii)(A) shall be multiplied by a fraction, the numerator of which is the number of shares of Common Stock allocable to Part B that such Participant directed the Trustee in accordance with Section 3.6.1 and the denominator of which is the aggregate number of shares allocable to Part B that were directed by active Participants in the same Employee Group in accordance with Section 3.6.1.

(C) Such Participant, as a named fiduciary, shall be entitled to direct the Trustee with respect to the number of shares determined under clause (ii)(B).

 3.6.3 Procedure. Such directions shall be provided directly to the Trustee and shall be held in confidence and not be divulged or released to any other person. Within a reasonable time prior to each annual or special meeting of holders of Company Stock, the ESOP Committee shall furnish to all Participants (and Beneficiaries) entitled to direct the Trustee as to the voting of shares of Company Stock, copies of any proxy solicitation material provided to holders of voting Company Stock generally together with appropriate instruction forms or cards andinformation concerning the method of providing such instructions to the Trustee. To the extent permitted by law, if the Trustee cannot follow directions of Participants (or Beneficiaries), the ESOP Committee shall direct the Trustee.

Notwithstanding any other provision of this Agreement or the Plan, the Trustee shall not be obligated to follow the direction of a named fiduciary unless such direction is in accordance with the terms of the Plan and is proper within the meaning of Section 403 (a) of ERISA and is not contrary to ERISA.

3.7 _Control Transactions and Certain Dispositions of Company Stock.

3.7.1 General. The provisions of this Section 3.7 shall apply in the event a Control Transaction is commenced or proposed by a person or persons. In the event a Control Transaction is commenced or proposed, the ESOP Committee, promptly after receiving notice, shall transfer certain of the ESOP Committee's record keeping functions under the Plan to an independent record keeper (which if the Trustee consents in writing, may be the Trustee). The functions so transferred shall be those necessary to preserve the confidentiality of any directions given by the Participants (and Beneficiaries) in connection with the Control Transaction. Within a reasonable time after a Control Transaction is commenced, the ESOP Committee shall furnish to all Participants (and Beneficiaries) entitled, as hereinafter set forth, to direct the Trustee with respect to the Control Transaction, copies of all offering material provided to holders of Company Stock generally, together with appropriate instruction forms or cards and information concerning the method of providing such instructions to the Trustee. Except as otherwise required by ERISA, the Trustee shall have no discretion or authority to sell, exchange, transfer, convert or otherwise dispose of any of such shares of Company Stock pursuant to such Control Transaction, except to the extent that the Trustee is timely directed to do so in writing as follows:

  (i) Allocated Shares. Each Participant (or Beneficiary) to whose ESOP Stock Account shares of Company Stock have been allocated may, as a named fiduciary within the meaning of ERISA section 403(a)(1), direct the Trustee with respect to the sale, exchange, transfer, conversion or other disposition of the shares of Company Stock allocated to his ESOP Stock Account, and the Trustee shall follow the directions of those Participants (and Beneficiaries) who provide timely instructions to the Trustee.

  (ii) Unallocated and Uninstructed Shares. (A) Part A. Each active Participant who directed the Trustee with respect to shares allocated to his Account under Part A in accordance with Section 3.7.1(i) may, again as a named fiduciary, direct the Trustee with respect to a portion of both the number of shares of Company Stock held in the Loan Suspense Account and the number of such shares allocated to any Participant's Account under Part A for which no instructions were timely received by the Trustee. Such portion shall be determined as follows: (I) Such portion shall be limited to the sum of: (x) the number of shares of Company Stock held in the Loan Suspense Account reserved for allocation to such Participant's Employee Group, plus (y) the number of shares of Company Stock allocated to the Accounts of Participants in such Participant's Employee Group under Part A for which no instructions were timely received.

(II) The number of shares of Company Stock determined under clause (ii)(a)(I) shall be multiplied by a fraction, the numerator of which is the number of shares of Company Stock allocable to Part A that such Participant directed the Trustee in accordance with Section 3.7.1(i) and the denominator of which is the aggregate number of shares allocable to Part A that were directed by active Participants in the same Employee Group in accordance with Section 3.7.1(i).

(III) Such Participant, as a named fiduciary, shall be entitled to direct the Trustee with respect to the number of shares determined under clause
(ii)(A)(II).

(B) Part B. Each active Participant who directed the Trustee with respect to shares allocated to his Account under Part B in accordance with Section 3.7.1(i) may, again as a named fiduciary, direct the Trustee with respect to a portion of the number of such shares allocated to any Participant's Account under Part B for which no instructions were timely received by the Trustee. Such portion shall be determined as follows:

(I) Such portion shall be limited to the number of shares of Company Stock allocated to the Accounts of Participants in such Participant's Employee Group under Part B for which no instructions were timely received.

(II) The number of shares of Company Stock determined under clause (ii)(B)(I) shall be multiplied by a fraction, the numerator of which is the number of shares of Company Stock allocable to Part B that such Participant directed the Trustee in accordance with Section 3.7.1(a)(i) and the denominator of which is the aggregate number of shares allocable to Part B that were directed by active Participants in the same Employee Group in accordance with Section 3.7.1(a)(i).

(III) Such Participant, as a named fiduciary, shall be entitled to direct the Trustee with respect to the number of shares determined under clause (ii)(B)(II).

 All such instructions from Participants (and Beneficiaries) shall be provided directly to the independent record keeper which, if different from the Trustee, shall then instruct the Trustee as to the amount of shares to be sold, tendered, exchanged, converted or otherwise disposed of in accordance with the above directions. To the extent the Trustee cannot follow Participant (or Beneficiary) instructions, the ESOP Committee, as a named fiduciary, shall direct the Trustee. Except as contemplated by the foregoing or as required to facilitate the making of Plan distributions or diversification elections or as required by law, the Trustee shall have no authority to dispose of Company Stock in a Control Transaction or otherwise.

Notwithstanding any other provision of this Agreement or the Plan, the Trustee shall not be obligated to follow the direction of a named fiduciary unless such direction is in accordance with the terms of the Plan and is proper within the meaning of Section 403(a) of ERISA and is not contrary to ERISA.

3.7.2 Records. Following any Control Transaction that has resulted in the sale or exchange of any shares of Company Stock held in the Plan, the record keeper shall continue to maintain on a confidential basis the Accounts of Participants (and Beneficiaries) to whose Accounts shares of Company Stock were allocated at any time during such offer, until complete distribution of such Accounts or such earlier time as the record keeper determines that the transfer of the record keeping functions back to the ESOP Committee will not violate the confidentiality of the directions given by the Participants (and Beneficiaries). In the event that there is no sale or exchange of any shares of Company Stock held in the Plan pursuant to the Control Transaction, the record keepershall transfer back to the ESOP Committee the record keeping functions; provided, however, that the record keeper shall keep confidential any instructions which it may receive from Participants (and Beneficiaries) relating to the Control Transaction.

3.7.3 Proceeds. For purposes of allocating the proceeds of any sale or exchange pursuant to a Control Transaction, the ESOP Committee or the independent record keeper, as the case may be, shall determine the portion, expressed as a percentage, of shares of each class tendered by the Trustee that were actually sold or exchanged (the "applicable percentage" for that class). For each class, the ESOP Committee or the independent record keeper, as the case may be, shall then treat as having been sold or exchanged from the portion of the Loan Suspense Account applicable to that Employee Group and each of the individual Accounts of Participants (and Beneficiaries) that number of shares (of that class) that is obtained by multiplying (i) the applicable percentage for that class, times (ii) the total number of shares in such Account of that class that were directed to be tendered or exchanged or sold in connection with the Control Transaction. The adjustments to individual Accounts shall be made by the ESOP Committee or the independent record keeper, as the case may be, on information supplied by the Company, the ESOP Committee or the Trustee.

3.8 Notwithstanding any other provisions of this Agreement or the Plan, the purchase of Qualifying Employer Securities pursuant to the ESOP Preferred Stock Purchase Agreement dated March 25, 1994, as amended, or pursuant to any Additional Acquisition Loans (including loans to effect Section 8.2 (e) of the Plan and Section 1.6 (g) of the Recapitalization Agreement) among the Trustee and the Company shall be effected by the Trustee without direction from the ESOP Committee pursuant to the Trustee's determination, in the exercise of its reasonable judgment after consultation with such advisors as it reasonably deems necessary, that such transaction is in the best interests of the Participants and Beneficiaries and that the purchase transaction and the terms and conditions of any Acquisition Loan entered into in connection with the above-described Purchase Agreement are in compliance with all applicable provisions of the Code and ERISA.

3.9 In addition to, and not in limitation of, the powers vested and to be vested in it by law or enumerated in this Article III, the Trustee shall have the power to take any action with respect to the Fund as is appropriate and helpful in carrying out the purposes of this Agreement, subject to any directions of the ESOP Committee or the Participants (or Beneficiaries) as provided herein.

ARTICLE IV

ADMINISTRATION

4.1 The ESOP Committee shall represent the Company in dealing with the Trustee under this Agreement. Until it receives written notice that a person is no longer a member of the ESOP Committee, the Trustee shall be fully protected in assuming that the person is still a member of the ESOP Committee. The Company shall cause to be delivered to the Trustee a specimen signature of each member as well as that of any designee of the ESOP Committee appointed pursuant to Paragraph 4.2. The members of the ESOP Committee shall be "named fiduciaries" within the meaning of ERISA Section 402(a) with respect to the Plan.

4.2 The Trustee may rely (and shall be fully protected in relying) on any written communication signed by a majority of the members of the ESOP Committee as being authorized by, and reflecting the action of, the ESOP Committee. If the Trustee is advised in writing by a majority of the members of the ESOP Committee that directives to the Trustee will be signed by a person or persons designated by the ESOP Committee, the Trustee may rely on communications signed by the person or persons so named as a directive reflecting the action of the ESOP Committee.

4.3 The Trustee shall have only those duties specified in this Agreement or specified in the Plan and expressly incorporated herein by reference. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of this Agreement shall control. The Trustee shall have no responsibility to administer or interpret the Plan, to enforce payment of any contributions to the Fund or to see that the Fund is adequate to meet the liabilities of the Plan.

4.4 The Company or anyone acting on its behalf may at any time employ the Trustee in its corporate capacity as agent to perform any act or to keep any records in connection with the administration of the Plan. Any such agency relationship shall be established by a separate written agreement between the Company and the Trustee and the existence of such arrangement shall not affect its responsibility or liability as Trustee under this Agreement.

4.5 Notwithstanding any other provision of the Plan or this Agreement, the Trustee shall not be obligated to follow the direction of a named fiduciary unless such direction is in accordance with the terms of the Plan or this Agreement and is proper under ERISA Section 403(a)(2) and not contrary to Title I of ERISA.

4.6 With respect to the exercise of any fiduciary responsibility with respect to the Plan or the Trust, including, without limitation, the voting, sale, exchange, other disposition or conversion of Company Stock, the Trustee and any other relevant fiduciary may, to the extent permitted by law, take into consideration any relevant economic factors affecting the interests of current and future Participants (and Beneficiaries), including, but not limited to, the prospect for continued Employee enfranchisement through the voting power of Company Stock held in the Trust, the prospect for future benefits under the Plan as a result of the prospective release and allocation of Qualifying Employer Securities held in the Loan Suspense Account and the prospect for future employment with the Company and its Affiliates.

ARTICLE V

PAYMENTS OF BENEFITS AND EXPENSES

5.1 Except as otherwise provided in Paragraph 5.3, the Trustee shall pay benefits and administrative expenses under the Plan only when it receives (and in accordance with) written instructions from the ESOP Committee, indicating the amount of the payment and the name and address of the recipient. The Trustee shall have no duty to inquire into whether any payment the ESOP Committee instructs it to make is consistent with the terms of the Plan or applicable law or otherwise proper. Any payment made by the Trustee in accordance with such instructions shall be a complete discharge and acquittance to the Trustee. If the ESOP Committee advises the Trustee that benefits have become payable respecting a Participant's interest in the Fund, but does not instruct the Trustee as to the manner of payment, the Trustee shall hold the Participant's interest in the Trust until it receives written instructions from the ESOP Committee as to the manner of payment. The Trustee shall not pay benefits from the Fund without such instructions, even though it may be informed from other sources, including, without limitation, a Participant (or beneficiary), that benefits are payable under the Plan. The Trustee shall have no responsibility to determine when, to whom, or in what amounts benefits and expenses are payable under the Plan.

5.2 The Trustee shall distribute benefits in the manner described in the Plan and as directed by the ESOP Committee.

5.3 The Trustee shall receive as compensation for its services as Trustee such amounts as may, from time to time, be agreed upon in writing between the Company and the Trustee. Such compensation and, in accordance with the applicable provisions of ERISA and the Code, all reasonable and proper expenses incurred by the Trustee in the administration of the Trust, including reasonable legal counsel fees, shall be paid by the Company.

5.4 The Company intends that the Plan shall at all times qualify under Code Sections 401(a), 409 and, to the extent applicable, 4975(e)(7) and that the Trust hereby established shall at all times be tax exempt under Section 501(a) of the Code, or successor provisions. However, any taxes that may be levied upon or in respect of the Fund shall be paid from the Fund. The Trustee shall promptly notify the ESOP Committee of any proposed taxes (other than stock transfer taxes) of which it receives notice and may assume that any such taxes are lawfully levied or assessed, unless the ESOP Committee advises it in writing to the contrary within fifteen (15) days after receiving the above notice from the Trustee. In such case, the Trustee, if requested by the ESOP Committee in writing, shall contest the validity of such taxes in any manner deemed appropriate by the
ESOP Committee; the Company may itself contest the validity of any such taxes, in which case the ESOP Committee shall so notify the Trustee and the Trustee shall have no responsibility or
liability respecting such contest. If any party to this Agreement contests any such proposed levy, the other party shall provide such information and cooperation as the party conductingthe contest shall reasonably request.

ARTICLE VI

LIABILITY AND INDEMNIFICATION OF THE TRUSTEE

6.1 The Trustee shall not be responsible for computing or collecting contributions due under the Plan.

6.2 The Trustee in its corporate capacity shall not be liable for claims of any persons arising under the Plan; such claims shall be limited to the Fund. The Trustee shall not be liable to make distributions or payments of any kind unless sufficient funds are available therefor in the Fund. The Trustee shall be responsible only for such money and other property as are actually received by it as Trustee under this Agreement.

6.3 The Trustee may consult with legal counsel with respect to the meaning and construction of this Agreement or its powers, obligations and conduct hereunder, and the written opinion of such counsel will, to the extent permitted by law, be full and complete protection in respect of any action taken or omitted by the Trustee hereunder in good faith and in accordance with the opinion of such counsel.

6.4 The Trustee shall have no liability other than as imposed by law and this Agreement.

6.5 The Trustee shall be fully protected in acting upon any instrument, certificate, or paper delivered by the Company, the ESOP Committee, any Participant, (or Beneficiary) acting as a named fiduciary and believed by the Trustee to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

6.6 To the extent permitted by applicable law, the Trustee shall be indemnified by the Company and UAL against any and all liabilities, settlements, judgments, losses, costs, and expenses (including reasonable legal fees and expenses) of whatever kind and nature which may be imposed on, incurred by or asserted against the Trustee by reason of the performance or nonperformance of its trustee function under this Agreement, except to the extent such action or inaction constituted negligence, willful misconduct or failure to act in good faith on the part of the Trustee.

6.7 All notices, requests, demands and other communications hereunder or with respect hereto shall be in writing and shall be deemed to have been fully given if telegraphed, telecopied or telefaxed, mailed by registered or certified mail, or personally delivered (or delivered by courier) as follows:

If to the Company, to:

  By Mail

UAL Corporation
P.O. Box #66919
Chicago, IL 60666
Attention: Corporate Secretary

By Courier UAL Corporation
1200 Algonquin Road
Elk Grove Township, IL 60007
Attention: Corporate Secretary

If to the Trustee, to:

State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110
Attention: UAL ESOP Administration

 or to such other address or addresses as any party hereto may furnish to the other party in writing.

6.8 Whenever the Trustee shall deem it desirable for a matter to be proved or established before taking, permitting or omitting any act, the matter (unless other evidence in respect thereof is specifically prescribed in this Agreement) may be deemed to be conclusively established by a certification signed by a majority of the members of the ESOP Committee and delivered to the Trustee, and the Trustee shall be fully protected in relying on such an instrument.

6.9 If a dispute arises as to the payment of any funds or delivery of any assets by the Trustee, the Trustee may withhold such payment or delivery until the dispute is determined by a court of competent jurisdiction or finally settled in writing by the parties concerned.

ARTICLE VII

ACCOUNTING OF THE TRUSTEE

7.1 The Trustee shall keep accurate and detailed accounts of all its transactions (including receipts and disbursements) under this Agreement. These records shall be open to inspection and audit during regular business hours of the Trustee by the ESOP Committee or any person or persons designated by the ESOP Committee or the Company in a written instrument filed with the Trustee. If mutually agreed upon in a separate writing by the ESOP Committee and the Trustee, the Trustee shall establish and maintain accountsfor Participants which shall show their respective interests, determined in accordance with the terms of the Plan, in the Fund; provided, however, that to the extent that such accounts are kept by the Trustee on the basis of information furnished or caused to be furnished to it by the ESOP
Committee, the Trustee shall have no responsibility for the
accuracy of any information so furnished. All such accounts and records shall be preserved (in original form, or on microfilm, magnetic tape or any other similar process) for such period as the Trustee may determine, but the Trustee may destroy such
accounts and records only after first notifying the ESOP
Committee and the Company in writing at least ninety (90) days in advance of its intention to do so and transferring to the ESOP
Committee or the Company any such accounts and records requested.

7.2 Within sixty (60) days after the close of each fiscal year of the Plan, the Trustee's removal or resignation as Trustee hereunder, or the termination of the Plan or this Agreement, the Trustee shall file with the ESOP Committee an account setting forth all its transactions (including all receipts and disbursements) under this Agreement during such year, or during the period from the close of the last preceding fiscal year of the Plan to the effective date of its removal or resignation or the termination of the Plan or this Agreement, and showing all property (including its costs and fair market value) held by it hereunder at the end of such accounting period; provided, however, that in the event shares of Company Stock are then held in the Trust and a final valuation report, if necessary, with respect to such Company Stock for any such accounting period is not received by the Trustee within thirty (30) days of the date the Trustee is required to render an accounting under the foregoing provision, then the Trustee shall not be required to render such account until thirty (30) days from the date such valuation report is received by the Trustee. The ESOP Committee and the Trustee may agree in writing that similar accounts will be prepared by the Trustee and filed with the ESOP Committee at more frequent intervals. No person or persons (including, without limitation, the Company and the ESOP Committee) shall be entitled to any further or different accounting by the Trustee, except as may be required by law.

7.3 Twenty-four (24) months after the filing with the ESOP Committee of the annual accounts for the 1994 and 1995 fiscal years of the Trust and twelve (12) months after the filing with the ESOP Committee of any other account under Paragraph 7.2, the Trustee shall be forever released and discharged from any liability or accountability to the Company and the ESOP Committee with respect to the transactions shown or reflected on the account, except with respect to any acts or transactions as to which the ESOP Committee, within the applicable period, files written objections with the Trustee. The written approval of the ESOP Committee of any account filed by the Trustee, or the ESOP Committee's failure to file written objections within the applicable period, shall be a settlement of such account as against the Company and the ESOP Committee, and shall forever release and discharge the Trustee from any liability or accountability to the Company and the ESOP Committee with respect to the transaction shown or reflected on such account. If a statement of objection is filed by the ESOP Committee and the ESOP Committee is satisfied that its objections should be withdrawn or if the account is adjusted to its satisfaction, the ESOP Committee shall indicate its approval of the account in a written statement filed with the Trustee and the Trustee shall be forever released and discharged from all liability and accountability to the Company and the ESOP Committee in accordance with the immediately preceding sentence. If an objection is not settled by the ESOP Committee and the Trustee, the Trustee may commence a proceeding for a judicial settlement of the account in any court of competent jurisdiction; the only parties that need be joined in such a proceeding are the Trustee, the ESOP Committee, the Company and such other parties whose participation is required by law.

ARTICLE VIII

REMOVAL AND RESIGNATION OF THE TRUSTEE

8.1 The Trustee may resign as Trustee under this Agreement at any time by a written instrument delivered to the Company giving notice of such resignation, which shall be effective sixty (60) days after receipt or at such other time as is agreed by the Company and the Trustee. The Trustee may be removed at any time by the Company (with the consent of the Air Line Pilot Association, International and the International Association of Machinists and Aerospaceworkers) by an instrument in writing and delivered to the Trustee, which shall be effective sixty (60) days after receipt or at such other time as is agreed between the Company and the Trustee.

8.2 If a vacancy in the office of trustee of the Trust occurs, the Company (with the consent of the Air Line Pilot Association, International and the International Association of Machinists and Aerospace Workers) shall appoint a successor trustee and shall deliver to the Trustee copies of (a) a written; instrument executed by the Company appointing such successor, and (b) a written instrument executed by the successor in which it accepts such appointment. Such instruments shall indicate their effective date.

8.3 If the Trustee resigns or is removed, it shall deliver all assets of the Fund in its possession to a successor trustee as soon as is reasonably practicable after the settlement of its account or at such earlier time as shall be agreed on by the Company, the Trustee and the successor trustee.

ARTICLE IX

AMENDMENT AND TERMINATION

9.1 This Agreement may be amended at anytime and from time to time by the Company (with the consent of the Air Line Pilot Association, International and the International Association of Machinists and Aerospace Workers) by a written instrument duly acknowledged and delivered to the Trustee setting forth the terms of the amendment; provided that no amendment affecting rights, duties, responsibilities or liability of the Trustee may be made without the Trustee's consent. The instrument of amendment shall state to the Trustee that the amendment does not permit any part of the Fund to be used for or diverted to purposes other than the exclusive benefit of Participants and their beneficiaries or the payment of reasonable expenses of administering the Plan and Trust, as specified in Paragraph 2.2 hereof. The instrument of amendment shall specify its effective date and amendments may, with the Trustee's consent, if applicable, be made effective retroactively.

9.2 If the ESOP Committee certifies to the Trustee that the Plan is or has been terminated, the Trustee shall hold and/or dispose of the Fund in accordance with the ESOP Committee's written instructions. The ESOP Committee shall certify in writing to the Trustee that the disposition directed: (a) except as provided in Paragraph 2.2, does not result in any part of the Fund being used for or diverted to purposes other than the exclusive benefit of Participants and their Beneficiaries and the payment of reasonable expenses (including the repayment of any outstanding Acquisition Loans) of administering the Plan and Trust, (b) is in accordance with the applicable provisions of the Code, ERISA and any other applicable laws, and (c) does not result in a Prohibited Transaction. If the Plan is terminated with respect to a group of persons under the Plan, the portion of the Trust attributable to such group shall be held and disposed of in accordance with the written instructions of the ESOP Committee which shall be given in conformity with the provisions of the Plan, the Code and ERISA. The Trustee may, however, reserve such reasonable sum of money as it deems advisable for payment for the settlement of its accounts or for payment of taxes that may be assessed on or in respect of the Fund or the income thereof. This Agreement shall terminate upon the termination of the Plan as provided herein and the disposition of the Fund as provided herein.

ARTICLE X

LEVERAGED ACQUISITIONS OF STOCK

10.1 It is specifically contemplated that the Trust will operate pursuant  to a leveraged employee stock ownership plan with respect to Part A of the  Plan and that the Trustee will incur several Acquisition Loans in connection with the acquisition of Qualifying Employer Securities. Any Acquisition Loan shall meet all of the requirements necessary to constitute an "exempt loan" within the meaning of Treasury Regulation Section 54.4975-7(b)(1)(iii) and shall be used primarily for the benefit of the Participants and their Beneficiaries. The proceeds of any Acquisition Loan shall be used, within a reasonable time after the Acquisition Loan is obtained, only to purchase Qualifying Employer Securities or to repay such Acquisition Loan or a prior Acquisition Loan. Any Acquisition Loan shall provide for no more than a reasonable rate of interest and must be without recourse against the Plan and Trust. The number of years to maturity under the Acquisition Loan must be definitely ascertainable at all times. The Acquisition Loan may not be payable at the demand of any person, except in the case of a default. The only assets of the Trust that may be given as collateral for an Acquisition Loan are shares of Qualifying Employer Securities acquired with the Acquisition Loan, shares of Qualifying Employer Securities that were used as collateral on prior Acquisition Loans repaid with the proceeds of the current Acquisition Loan and all Qualifying Employer Securities received as consideration pursuant to a Control Transaction or acquired with proceeds received pursuant to a Control Transaction. In the event that Qualifying Employer Securities are used as collateral for an Acquisition Loan, such Qualifying Employer Securities shall be released from such encumbrance in accordance with the provisions of the Plan and applicable Treasury Regulations. No person entitled to payment under an Acquisition Loan shall be entitled to payment from the Trust other than from shares of Qualifying Employer Securities acquired with the Acquisition Loan which are collateral for the Acquisition Loan, Company contributions made under the Plan for the purpose of satisfying an Acquisition Loan, earnings attributable to such Qualifying Employer Securities and such Company contributions (other than contributions of Qualifying Employer Securities), and such other assets, if any, as to which recourse may be permitted under Section 4975 of the Code. Payments of principal and interest on an Acquisition Loan shall be made by the Trustee only from (1) Company contributions (other than contributions of Qualifying Employer Securities) made under the Plan for the purpose of satisfying such Acquisition Loan, earnings on such contributions and earnings on shares of Qualifying Employer Securities acquired with the proceeds of such Acquisition Loan, including, but not limited to, cash dividends received by the Trust with respect to such shares of Qualifying Employer Securities, whether or not allocated to the accounts of Participants (or Beneficiaries), (2) the proceeds of a subsequent Acquisition Loan made to repay the prior Acquisition Loan, and/or (3) unless otherwise agreed in the definitive documentation pertaining to such Acquisition Loan, the proceeds of the sale of any collateralized shares of Qualifying Employer Securities acquired with the proceeds of such Acquisition Loan; provided, however, that the Trustee shall in no event be required to apply such proceeds of sale to repay principal and interest on an Acquisition Loan if, in the written opinion of counsel to the Trustee, such action would constitute a Prohibited Transaction or a breach of the Trustee's fiduciary duties under ERISA. In the event of a default under an Acquisition Loan, the value of Trust assets transferred to the lender shall not exceed the amount of the default, provided further that if the lender is a "party in interest" within the meaning of ERISA Section 3(14) or a "disqualified person" within the meaning of Section 4975(e)(2) of the Code, a transfer of Trust assets upon default shall be made only if, and to the extent of, the Trust's failure to meet the Acquisition Loan's payment schedule.

ARTICLE XI

MISCELLANEOUS

11.1 This Agreement shall be binding upon, and the powers granted to the Company and the Trustee, respectively, shall be exercisable by, the respective successors and assigns of the Company and the Trustee. Any corporation which shall, by merger, consolidation, purchase or otherwise, succeed to substantially all the trust business of the Trustee shall, upon such succession and without any appointment or other action by the Company, be and become successor trustee hereunder, upon notification to the Company.

11.2 No right or claim in or to the Fund or any assets thereof shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge shall be void and shall not be recognized by the Trustee, except to such extent as may be legally required (e.g., as otherwise provided in the Plan with respect to qualified domestic relations orders). No such right or claim shall be liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto.

11.3 This Agreement shall be administered, construed and enforced in accordance with ERISA, and to the extent not governed by ERISA, in accordance with the laws of the Commonwealth of Massachusetts.

11.4 One or more of the Company's Affiliates may, with the approval of the Board of Directors, by resolution of its own board of directors adopt the Trust if such subsidiary shall have adopted the Plan or any part thereof. Each such Affiliate which has adopted this Trust shall be deemed a party to this Agreement and all references herein to "Company" shall be deemed as to include such Related Company, except as the context may otherwise require.

11.5 For all purposes of the Plan and Trust, all valuations of Stock which is not readily tradable on an established securities market will be made by an "independent appraiser" within the meaning of Section 401(a)(28)(C) of the Code.

11.6 Headings of Articles are inserted for convenience of reference. They are not part of this Agreement and shall not be considered in construing it.

11.7 This Agreement may be executed in any number of counterparts, each of which shall be considered an original even through no others are produced.

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IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be executed by their duly authorized officers and their respective corporate seals to be hereunto affixed as of the day and year first above written.

Attest:	UAL CORPORATION

BY: /s/Francesca M. Maher	BY: /s/Joseph R. O'Gorman
TITLE: Vice President	TITLE: Executive Vice President

Attest:	STATE STREET BANK AND TRUST
COMPANY

BY: /s/Denise R. Courcy	BY: Kelly Driscoll
TITLE: Assistant Vice President	TITLE: Vice President
and Associate Counsel

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